UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2020

OBLONG, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	001-35376 (Commission File Number)	77-0312442 (IRS Employer Identification No.)

25587 Conifer Road, Suite 105-231 Conifer, Colorado 80433 (Address of principal executive offices, zip code)

(303) 640-3838 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OBLG	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On April 10, 2020 (the "Origination Date"), Oblong, Inc., a Delaware corporation (the "Company"), received $2,416,600 in aggregate loan proceeds (the "Loan") from MidFirst Bank (the "Lender") pursuant to the Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security (CARES) Act. The Loan is evidenced by a Promissory Note (the "Note"), dated April 10, 2020, by and between the Company and the Lender. Subject to the terms of the Note, the Loan bears interest at a fixed rate of one percent (1.0%) per annum. Payments of principal and interest are deferred for the first six months following the Origination Date. Following the deferral period, the Company will be required to make payments of principal plus interest accrued under the Loan to the Lender in 18 monthly installments based upon an amortization schedule to be determined by the Lender based on the principal balance of the Note outstanding following the deferral period and taking into consideration any portion of the Loan that is forgiven prior to that time. The Loan is unsecured and guaranteed by the U.S. Small Business Administration.

The Company may apply to the Lender for forgiveness of some or all of the Loan, with the amount which may be forgiven equal to the sum of eligible payroll costs, mortgage interest, covered rent, and covered utility payments, in each case incurred by the Company during the eight-week period following the Origination Date, calculated in accordance with the terms of the CARES Act. Certain reductions in Company payroll costs during this eight-week period may reduce the amount of the Loan eligible for forgiveness. There is no guarantee that the Company will receive forgiveness for any fixed amount of any Loan principal received by the Company.

The Note provides for customary events of default including, among other things, failure to make any payment when due, cross-defaults under any loan documents with the Lender, certain cross-defaults under agreements with third parties, inaccuracy of representations and warranties, events of dissolution or insolvency, certain change of control events, and material adverse changes in the Company’s financial condition. If an event of default occurs, the Lender will have the right to accelerate indebtedness under the Loan and/or pursue other remedies available to the Lender at law or in equity.

The above description of the Note and the transactions contemplated thereby is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Note, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On April 16, 2020, the Company issued a press release providing certain preliminary, unaudited estimates of the Company’s financial performance for the quarter and year ended December 31, 2019. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 2.02 by reference.

The information contained in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall not be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, whether made before or after the date hereof, and regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Note is hereby incorporated by reference in this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On April 16, 2020, the Company issued the press release described in Item 2.02 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is deemed to be "furnished" and shall not be deemed "filed" for the purpose of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Promissory Note, dated April 10, 2020, by Oblong, Inc. in favor of MidFirst Bank.
99.1	Press release of Oblong, Inc. dated April 16, 2020.